Exhibit 1.1

2,600,000 Shares*

PMFG, Inc.

Common Stock

UNDERWRITING AGREEMENT

February 15, 2012

STIFEL, NICOLAUS & COMPANY, INCORPORATED

WILLIAM BLAIR & COMPANY, L.L.C.

    As representatives of the several Underwriters

    named in Schedule I hereto

    c/o Stifel, Nicolaus & Company, Incorporated

    One South Street

    Baltimore, Maryland 21202

Ladies and Gentlemen:

PMFG, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 2,600,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and William Blair & Company, L.L.C. are serving as representatives (the “Representatives”). The Company has also agreed to grant to the Underwriters an option (the “Option”) to purchase up to an additional 390,000 shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (the “Option Shares”). The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

The Company confirms as follows its agreement with the Underwriters.

1.	Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the Underwriters, and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $15.04 for each Firm Share.

*	Plus an option to purchase up to an additional 390,000 shares to cover over-allotments.

(b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the Underwriters, severally and not jointly, to purchase up to the maximum number of Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement upon written notice (the “Option Shares Notice”) by the Representatives to the Company no later than 5:00 p.m., Eastern time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice.

2. Delivery and Payment. Delivery of the Firm Shares shall be made to or as instructed by the Representatives for the accounts of the Underwriters, against payment by the Underwriters of the purchase price by wire transfer payable in same-day funds to the order of the Company, at the office of Stifel Nicolaus, One South Street, Baltimore, Maryland 21202, at 9:00 a.m., Eastern time, on February 22, 2012, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and Stifel Nicolaus (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

The Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company, and shall be delivered by or on behalf of the Company as instructed by the Representatives through the facilities of The Depository Trust Company (“DTC”). The Company agrees to make certificates representing the Shares or evidence of their issuance available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the Representatives shall be borne by the Company. The Company will pay and save the Underwriters and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriters of the Shares.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(a) The Company meets the requirements for the use of Form S-3, and a registration statement (Registration No. 333-177358) on Form S-3 relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereto as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission, and has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Act. Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (including Rule 430B thereof), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations (“Rule 462(b)”), is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”). A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations (such final prospectus supplement, as so filed, the “Prospectus Supplement”). The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall include the documents incorporated or deemed incorporated by reference therein and reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), or the date of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(b) No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The Registration Statement conformed, and will conform, in all material respects, on the Effective Date, the effective date of any post-effective amendment thereto, the date hereof, the Closing Date and, if later, the Option Closing Date to the requirements of the Act and the Rules and Regulations. The Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and on the Closing Date and, if later, the Option Closing Date to the requirements of the Act and the Rules and Regulations. The Registration Statement did not, as of the Effective Date or the date of any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus will not, as of its date and on the Closing Date and, if later, the Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included in Schedule II-A, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:30 p.m. (Eastern time) on February 15, 2012 or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, included the net roadshow made available at www.netroadshow.com.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct any untrue statement or omission.

The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in each of the fifth, twelfth, thirteenth and fourteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information furnished in writing to the Company by the Underwriters through the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(d) The documents incorporated or deemed incorporated by reference in the Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus Supplement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto.

(e) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011 and the entities listed on Schedule V hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”). The Company and each of the Subsidiaries is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to the extent such concepts are applicable under the laws of such jurisdiction. The Company and each of its Subsidiaries has the requisite power and authority to own or lease its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified as a foreign business entity (corporate or otherwise) to do business and is in good standing in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it requires such license or qualification, to the extent such concepts are applicable under the laws of each such jurisdiction, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, individually or in the aggregate, (i) have a material adverse effect on the Company’s performance of this Agreement or would prevent or impair the consummation of any transaction contemplated hereby, or (ii) materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their respective businesses, properties, business prospects, management, conditions (financial or other), stockholders’ equity or results of operations, taken as a whole (such effects described in clauses (i) and (ii) being referred to collectively herein as a “Material Adverse Effect”). All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company, directly or through its subsidiaries, free and clear of all claims, liens, charges and encumbrances except (i) those created by agreements described in the Registration Statement and the Prospectus, or (ii) those created by agreements filed as exhibits to the Registration Statement or any document incorporated or deemed incorporated by reference into the Registration Statement. There are no securities outstanding that are convertible into or exercisable or exchangeable for equity interests of any Subsidiary. The Company is not engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and the by-laws, or other organizational documents, as the case may be, of the Company and each of its Subsidiaries and all amendments thereto have been made available to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date. The Company has no “significant subsidiaries” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act other than those set forth on Schedule VI.

(f) The Company has authorized, issued and outstanding capital stock as set forth under the caption “Capitalization” in the Pricing Prospectus and the Prospectus as of the respective dates set forth therein. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; and no preemptive or similar rights exist with respect to any of such outstanding shares of capital stock. The Firm Shares and the Option Shares issued by the Company (if any) have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; and no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company in the Registration Statement, the Pricing Prospectus and the Prospectus is complete and accurate. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company does not have outstanding and, at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of stockholders or the board of directors of the Company will be required for the issuance and sale of the Firm Shares and the Option Shares as contemplated herein. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.

(g) The financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the notes thereto, present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the results of their operations and their cash flows for the respective periods covered thereby, in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and conform to the requirements of Regulation S-X of the Rules and Regulations. Grant Thornton LLP (the “Accountants”), whose report on the consolidated financial statements of the Company is included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected historical consolidated financial data of the Company included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. The pro forma financial statements of the Company and its Subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with Regulation S-X of the Rules and Regulations with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to herein. No other financial statements (historical or pro forma) or schedules of the Company are required to be included or incorporated by reference in the

Registration Statement, the Pricing Prospectus or the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement or the General Disclosure Package, if any, regarding “non-GAAP financial measures” (as such term is defined in the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(h) The audited financial statements of Burgess-Manning GmbH (“Burgess-Manning”) incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the notes thereto, present fairly, in all material respects, the results of operations and cash flows for the year ended September 30, 2011 and conform to the requirements of Regulation S-X of the Rules and Regulations.

(i) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has not been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Company’s Common Stock granted pursuant to the Company’s equity incentive plans from the shares reserved therefor), or any change, effect, event, condition, development or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred, except in the ordinary course of business, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into, except in the ordinary course of business, any material transactions other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(j) The Company is not and, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Pricing Prospectus and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

(k) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of its or their assets or properties, or any of its or their directors or officers in their capacity as such before or by any federal or state court, commission, regulatory body, administrative agency, other governmental body, domestic or foreign, or arbitrator, wherein an unfavorable ruling, decision or finding would reasonably be expected to have, individually or in the aggregate with any other such unfavorable rulings, decisions or findings, a Material Adverse Effect, or which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus.

(l) Neither the Company nor any of its Subsidiaries is in violation of or default under any contract or other instrument to which it is a party or by which its property is bound or affected, which default would reasonably be expected to have, individually or in the aggregate with any other such defaults, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, by-laws or other similar organizational documents, as applicable.

(m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Shares.

(n) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Representatives) constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, (i) the certificate of incorporation or by-laws, or other organizational documents, as the case may be, of the Company or any of its Subsidiaries, or (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries, except with respect to (ii) and (iii) above for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(o) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, the Pricing Prospectus and the Prospectus as being owned by any of them, free and clear of all liens, charges, encumbrances or restrictions, except those described in the Registration Statement, the Pricing Prospectus and the Prospectus or where such liens, charges, encumbrances or restrictions would, individually or in the aggregate, not have a Material Adverse Effect. The Company and its Subsidiaries, as applicable, have valid, subsisting and enforceable leases for the properties described in the Registration Statement, the Pricing Prospectus and the Prospectus as being leased by them.

(p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement, any

Issuer Free Writing Prospectus listed in Schedule II hereto, and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors or officers has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

(r) The Common Stock is registered under Section 12(b) of the Exchange Act and the Company has filed an application to list the Shares to be sold by the Company hereunder on the NASDAQ Global Select Market (“NGM”), and has received notification that the listing has been approved, subject to notice of issuance of such Shares.

(s) Except as disclosed in or specifically contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, (i) each of the Company and each of its Subsidiaries owns or has adequate rights to use the trademarks, trade names, domain names, patents, patent rights, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks and other intellectual property (collectively, “Intellectual Property”) sufficient to conduct its business as now conducted, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to own or license such rights would not have, individually or in the aggregate, a Material Adverse Effect, and, to the Company’s and its Subsidiaries’ knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) neither the Company nor any of its Subsidiaries has infringed or is infringing the Intellectual Property rights of others, except where such infringement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) there is no infringement, misappropriation or violation by others, or conflict by others with rights of the Company or any of its Subsidiaries, with respect to the Intellectual Property of the Company and its Subsidiaries, except where such infringement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or any of its Subsidiaries regarding Intellectual Property or other infringement that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due, except where the failure to so file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(u) The Company and its Subsidiaries own or possess such authorizations, approvals, orders, licenses, registrations, other certificates and permits issued by the appropriate governmental regulatory officials and bodies, necessary to conduct their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to own or possess such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no proceeding pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations), except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business in accordance with customary industry practice, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and its Subsidiaries, in the aggregate.

(w) Neither the Company nor any of its Subsidiaries has nor, to the knowledge of the executive officers of the Company, any of its or their respective employees or agents at any time during the last five years has (i) used any corporate funds for any unlawful contribution to any candidate for foreign office, or (ii) used corporate funds for any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(x) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited consolidated financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company has been advised of (a) all significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data and material weaknesses in internal controls and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(z) All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Pricing Prospectus, and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Pricing Prospectus and the Prospectus (i) under the headings “Description of Capital Stock” and “Business-Legal Proceedings” and (ii) in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011 under the caption “Item 3. Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(aa) Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, except for any violation, contamination, liability or claim that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which is reasonably expected to lead to such a claim.

(bb) On or after July 30, 2002, the Company has not directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(cc) Each “forward-looking statement” contained or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Prospectus or the Issuer Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(dd) All statistical and market-related data in the Registration Statement, the Pricing Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, is based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ee) Except pursuant to this Agreement, neither the Company nor any of its Subsidiaries have incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or by the Registration Statement, the Pricing Prospectus or the Prospectus.

(ff) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(gg) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of any of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the Company’s knowledge, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), except as described in the Registration Statement, the

Pricing Prospectus and the Prospectus; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption or that would not have a Material Adverse Effect.

(jj) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent.

(kk) There are no statutes, regulations, documents or contracts of character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

4. Agreements of the Company. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company will not, either prior to the Applicable Time or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriters or a dealer, file any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(b) The Company will notify the Representatives promptly, and, if requested by the Representatives, will confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company makes the Registration Statement or the Prospectus include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances then existing, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order as soon as possible. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify the Representatives promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c) The Company will furnish to the Underwriters, without charge, a signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Underwriters, without charge, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) So long as delivery of a prospectus by the Underwriters or by dealers may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), the Company will deliver to the Underwriters, without charge, as many written and electronic copies of each preliminary prospectus, the Prospectus and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. The Company consents to the use of each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the reasonable judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances then existing at the time it is delivered to a purchaser, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Underwriters may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Representatives after reasonable notice thereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, if requested by the Representatives, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Prior to any public offering of the Shares, the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail.

(h) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter. The Company shall be deemed to have made available such information by filing it on EDGAR.

(i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or cause to be paid, all costs and expenses in connection with (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, and any Issuer Free Writing Prospectus,

and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NGM, (vi) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and of the Accountants, (vii) the transfer agent for the Shares, (viii) any filings required to be made by the Underwriters with FINRA, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (ix) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda (all together, not to exceed $25,000), and (x) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of the Shares and the transportation expenses incurred by the Underwriters in connection with presentations to prospective purchases of the Shares, including the cost of aircraft and other transportation chartered in connection with such investor presentations.

(j) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(k) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(l) During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, without the prior written consent of Stifel Nicolaus, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to equity incentive plans disclosed in the Prospectus) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that if (a) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this Section 4(l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Stifel Nicolaus waives, in writing, such extension.

(m) During the period of 90 days after the date of the Prospectus, the Company will not, without the prior written consent of Stifel Nicolaus, grant options to purchase shares of Common Stock at a price less than the public offering price. During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of Stifel Nicolaus.

(n) The Company has caused each of its executive officers, directors and significant stockholders set forth in Schedule IV, to enter into lock-up agreements with the Underwriters to the effect that they will not, without the prior written consent of the Stifel Nicolaus, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule III hereto.

5. Further Agreements.

(a) The Company represents and agrees that, without the prior written consent of the Representatives, and each Underwriter represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations. Any such Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II and herein called a “Permitted Free Writing Prospectus.”

(b) The Company agrees that is has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, record keeping and legending.

6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the following conditions:

(a) All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Eastern time, on the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement, the Prospectus or the Pricing Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph (such certificate shall also include the matters set forth in Section 6(i) below).

(c) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its Subsidiaries (taken as a whole), whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Pricing Prospectus, and (ii) the Company and its Subsidiaries (taken as a whole) shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Pricing Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

(d) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency, other governmental body, domestic or foreign, or arbitrator, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, reasonably be expected to have a Material Adverse Effect or if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

(e) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation and warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters from Jones Day, counsel to the Company, substantially in the form agreed to as of the date hereof.

(g) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to the Representatives, from Winston & Strawn LLP, counsel to the Underwriters, and the Company shall have furnished to such counsel such documents as such counsel reasonably requests for the enabling such counsel to pass on such matters.

(h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of this Agreement, addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

(i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) Each signer of such certificate (in his capacity as set forth above) has carefully examined the Registration Statement, the Prospectus and the General Disclosure Package and in their opinion (A) as of the date of such certificate, such documents do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the General Disclosure Package, in light of the circumstances under which such statements were made) not misleading, except, in the case of the General Disclosure Package, that the price of the Shares and the disclosures directly relating thereto are included on the cover page of the Prospectus, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

(iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

Such certificate shall also include the matters set forth in Section 6(b) above.

(j) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in

Section 4(n).

(k) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

(l) Prior to the Closing Date, the Shares shall have been duly authorized for listing on the NGM upon official notice of issuance.

(m) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by the Secretary of the Company certifying such matters as are customarily covered in such certificates.

(n) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by the Chief Financial Officer of the Company in the form agreed to by the Company and the Representatives.

(o) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

7. Indemnification.

(a) The Company will indemnify and hold harmless each Underwriter and its affiliates, the directors, officers, employees and agents of each Underwriter and its affiliates and each person, if any, who controls any Underwriter or any of its affiliates within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) the transactions contemplated by this Agreement or any such indemnified party’s role in connection herewith, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, any materials or information provided to investors by, or at the instruction of, the Company in connection with the marketing or the offering of the Shares, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in light of the circumstances in which they were made, or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the statements set forth in each of the fifth, twelfth, thirteenth and fourteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information furnished in writing to the Company by the Underwriters through the Representatives expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any indemnified party and the Company.

(b) Each Underwriter severally, and not jointly, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the statements set forth in each of the fifth, twelfth, thirteenth and fourteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information furnished in writing to the Company by the Underwriters through the Representatives expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses incurred by the indemnified party except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party or parties unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party or parties, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or parties, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party or parties (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party or parties have not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the indemnifying party or parties shall not have the right to direct the defense or such action on behalf of the indemnified party, and the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties, which counsel, in the event of indemnified parties under Section 7(a) shall be selected by Stifel Nicolaus. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement or compromise of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). If multiple claims are brought against an indemnified party in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

(d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a) and (b) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this

Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts received by them and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

(e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement. The obligations of the parties to this Agreement contained in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. Reimbursement of Certain Expenses. In addition to its other obligations under Section 7(a) of this Agreement, the Company hereby agrees to reimburse any Underwriter on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or under law, including the indemnity obligations described in Section 7(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

9. Termination.

The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of the Underwriters to the Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any securities of the Company shall have been suspended on any exchange, (ii) trading in securities generally on the New York Stock Exchange or the NGM shall have been suspended or limited or minimum or maximum prices shall have been generally established on either such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission, FINRA or any court or other governmental authority, (iii) a general banking moratorium on banking activities in New York shall have been declared by federal, New York state authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (iv) any material adverse change in the financial or securities markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

If this Agreement is terminated pursuant to Section 9 hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof (other than receipt of an opinion of counsel to the Underwriters as provided for in Section 6(g), unless such counsel is unable to pass upon any matters in such opinion as a result of the Company’s failure to satisfy a condition herein or the Company’s refusal, inability or failure to perform any agreement herein or comply with any provision hereof) is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Shares.

10. No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Underwriters are acting solely as principals and not the agents or fiduciaries of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (v) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

11. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or hand delivered (a) if to the Company, at the office of the Company, 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, Attention: Chief Executive Officer, with a copy to Jones Day, 2727 North Harwood Street, Dallas, Texas 75201-1515, Attention: James E. O’Bannon and Charles T. Haag, or (b) if to the Representatives, at the office of Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, 15th Floor, One South Street, Baltimore, Maryland 21202 with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: James J. Junewicz. Any such notice shall be effective only upon receipt. Any notice under Section 4(b), or 9 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Company and each Underwriter hereby waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

Very truly yours,

PMFG, Inc.

By:	/s/ Peter J. Burlage
Title: President and Chief Executive Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Justin P. Bowman
Title: Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Samuel J. Tinaglia Sr.
Title: Managing Director

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

SCHEDULE I

UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	1,170,000
William Blair & Company, L.L.C.	910,000
JMP Securities LLC	260,000
Needham & Company, LLC	260,000

Total	2,600,000

SCHEDULE II-A

PRICING TERMS

1. The Company is selling 2,600,000 shares of Common Stock.

2. The Company has granted an option to the Underwriters to purchase up to an additional 390,000 shares of Common Stock.

3. The public offering price per share for the Shares shall be $16.00.

SCHEDULE II-B

FREE WRITING PROSPECTUSES

1. Issuer Free Writing Prospectus dated February 15, 2012 filed pursuant to Rule 433.

SCHEDULE III

FORM OF LOCK-UP AGREEMENT

February 6, 2012

STIFEL, NICOLAUS & COMPANY, INCORPORATED

WILLIAM BLAIR & COMPANY

As representatives of the several Underwriters

named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

One South Street

Baltimore, Maryland 21202

Ladies and Gentlemen:

The undersigned is a holder of securities of PMFG, Inc., a Delaware corporation (the “Company”), and wishes to facilitate the public offering of shares of the common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Offering”). The undersigned recognizes that such Offering will be of benefit to the undersigned.

In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the date hereof and ending on the date that is ninety (90) days after the date of the final Prospectus Supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written approval of Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may (a) transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock by gift or gifts, will or intestacy to a member or members of his or her immediate family, to a trust formed for the benefit of any such person, or to a partnership, the partners of which are exclusively the undersigned and/or a member or members of his or her immediate family and/or a charity; (b) sell shares of Common Stock pursuant to an existing 10b5-1 plan which is disclosed to Stifel Nicolaus prior to the date hereof; (c) “net” exercise outstanding options to purchase Common Stock in accordance with their terms; (d) transfer shares of Common Stock to the Company to satisfy tax withholding obligations pursuant to Company equity compensation plans or arrangements; (e) sell shares of Common Stock, the net proceeds of which solely are used to satisfy tax obligations with respect to the receipt or vesting of equity compensation; and (f) transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties; provided, however, that in (a) above, it shall be a condition to the transfer or distribution that (i) the transferee execute a copy of this Lock-Up Agreement, (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the Lock-Up Period), and (iii) no such transfer or distribution may include a disposition for value; and provided further that any Common Stock acquired upon the net exercise of options described in clause (d) above shall be subject to the restrictions imposed by this Lock-Up Agreement. For purposes of this paragraph, “immediate family” means the spouse, domestic partner, lineal descendants, father, mother, brother or sister of the transferor.

If (a) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Stifel Nicolaus waives, in writing, such extension. In addition, the undersigned agrees that, without the prior written consent of Stifel Nicolaus, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

Very truly yours,

(Name)

2

SCHEDULE IV

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS

EXECUTING LOCK-UP AGREEMENT

Sherrill Stone

Peter J. Burlage

Kenneth R. Hanks

Robert McCashin

R. Clayton Mulford

Howard G. Westerman, Jr.

Sean P. McMenamin

Warren R. Hayslip

Jon P. Segelhorst

Melissa G. Beare

David Taylor

John H. Conroy

Ronald L. McCrummen

William F. Nicklin

SCHEDULE V

OTHER ENTITIES

Name	Domicile	Ownership
Mitech Services Ltd.	Canada	100	% *
Peerless Propulsys China Holdings, LLC	Delaware	60	% **
Burgess Manning GmbH	Germany	100	% ***

*	Mitech Services Ltd. is owned 100% by Peerless Manufacturing Canada, Ltd.
**	Peerless Mfg. Co. is a 60% member of Peerless Propulsys China Holdings, LLC
***	Burgess Manning GmbH is 100% owned by Peerless Europe Ltd.

SCHEDULE VI

SIGNIFICANT SUBSIDIARIES

Peerless Mfg. Co.